UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2005

ARBINET-THEXCHANGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-51063	13-3930916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Albany Street, Tower II, Suite 450 New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 509-9100

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) As disclosed in the proxy statement on Schedule 14A of Arbinet-thexchange, Inc. (the “Company”), as filed with the Securities and Exchange Commission on April 29, 2005, Michael L. DeRosa informed the Board of Directors of the Company (the “Board”) that he did not intend to stand for reelection as a Class I director to the Board at the Company’s 2005 Annual Meeting of Stockholders scheduled for June 15, 2005. There is no disagreement between Mr. DeRosa and the Company on any matter relating to the Company’s operations, policies or practices. Mr. DeRosa was also a member of the Company’s Audit Committee.

(b) At the Company’s 2005 Annual Meeting of Stockholders on June 15, 2005 (the “Annual Meeting”), Robert C. Atkinson was elected to Class I of the Board for a three year term to fill the seat vacated by Michael L. DeRosa. Mr. Atkinson will also be appointed a member of the Company’s Audit Committee. Since June 2000, Mr. Atkinson has served as Director of Policy Research with the Columbia Institute of Tele-Information at Columbia University which conducts academic research related to telecommunication regulation and public policy. Prior to that, from January 1999 to June 2000, Mr. Atkinson was a Deputy Bureau Chief at the Federal Communications Commission in the Common Carrier Bureau. Mr. Atkinson received his BA degree from University of Virginia and his JD degree from the Georgetown University Law Center. At the Annual Meeting, Mathew J. Lori was reelected to serve as a Class I director to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBINET-THEXCHANGE, INC.

By:	/s/ John Roberts
Name:	John Roberts
Title:	Chief Financial Officer

Date: June 15, 2005